                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------


                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 1999
                                                  ------------------------------


                          Coram Healthcare Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                      1-11343                        33-0615337
--------------------------------------------------------------------------------
 (State or other                (Commission                   (I.R.S. Employer
  jurisdiction                  File Number)                  Identification No.
of incorporation)

1125 17th Street, Suite 2100, Denver, Colorado                     80202
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

                                (303) 292-4973
                        ------------------------------
                        (Registrant's telephone number)

Item 5.           Other Events.

                  Litigation. On June 30, 1999, Coram Healthcare Corporation (the "Company" or "Coram") filed a complaint (the "Coram Complaint") against Aetna U.S. Healthcare, Inc. ("Aetna") in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 99-CV-3330). The Coram Complaint sets forth claims against Aetna for fraud, misrepresentation, breach of contract and rescission relating to the Master Agreement between the parties, effective May 1, 1998 (the "Agreement") for ancillary network management services through Coram's Resource Network Division ("R-Net"). Coram provided its notice of termination of the Agreement effective June 30, 1999.

                  Under the anticipated five-year Agreement, Coram managed and provided home health care services for over 2,000,000 Aetna enrollees in eight states for a fixed monthly fee per enrollee. Coram began serving Aetna enrollees under the Agreement on July 1, 1998.

                  As stated in the Coram Complaint, Aetna wrongfully induced Coram to enter into the Agreement by, among other things, misrepresenting and understating utilization of home health care services. Utilization has been substantially higher than Aetna represented at the commencement of the Agreement. As also stated in the Coram Complaint, Aetna has breached the Agreement in several respects, including its failure to pay amounts due under the Agreement totaling in excess of $10,000,000. Furthermore, Aetna's misrepresentations induced Coram to expend additional amounts for the infrastructure necessary to perform its duties under the Agreement. In the lawsuit, Coram is seeking compensatory and punitive damages in excess of $50,000,000. Based on recent communications with Aetna and the action taken by Aetna as discussed below, Coram expects that Aetna will deny Coram's claims and potentially pursue its own alleged claims of $30,000,000 or more.

                  On June 30, 1999, the Company received a copy of a complaint (the "Aetna Complaint") that had been filed by Aetna on June 29, 1999 in the Court of Common Pleas of Montgomery County, Pennsylvania (Case No. 99-11025). The Aetna Complaint seeks equitable and declaratory relief to compel the Company to perform under the Agreement, including the payment of compensation to the healthcare providers that have rendered and continue to render services to Aetna's health plan members. As stated in the Aetna Complaint, Aetna disputes the Company's right to terminate the Agreement and Aetna has petitioned the court for injunctive relief to require Coram to continue performing its duties under the Agreement. On July 2, 1999, Coram removed the lawsuit filed by Aetna to federal court (the U.S. District Court for the Eastern District of Pennsylvania). Aetna has filed a motion to remand the action to state court on the grounds that there is allegedly no federal jurisdiction or, alternatively, to enjoin Coram's termination of the Agreement.

                  The Company intends to pursue its claims against Aetna vigorously and to defend against any claims Aetna may assert against the Company relating to the Agreement. Additionally, the Company intends to defend vigorously the claims made and relief sought in the Aetna Complaint. Nevertheless, due to the uncertainties inherent in litigation, the ultimate disposition of the matters described in the preceding paragraphs cannot presently be determined. An adverse outcome in such litigation would have a material adverse effect on the financial position, results of operations and liquidity of the Company.


                  Effects on the Company. Revenues relating to the Agreement with Aetna represented approximately 8% and 16% of the Company's total revenues for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively. Coram's branches also serve Aetna enrollees not covered by the Agreement. Including such revenues, the aggregate revenues relating to all of the Company's relationships with Aetna represented approximately 12% and 20% of the Company's total revenues for the year ended December 31, 1998 and the quarter ended March 31, 1999, respectively.

                  The termination of the Agreement and related dispute with Aetna over the Agreement and the effectiveness of the termination thereof may have other negative effects on business in the R-Net Division and in the Company's core infusion business if, for example, Aetna refuses to pay claims for the services rendered by Coram to Aetna enrollees that are serviced outside of the Agreement, or if Aetna causes its soon to be acquired Prudential affiliates to cease doing business with Coram. The Company is unable to predict the impact of any such negative events. Nevertheless, the loss of revenues relating to the Aetna relationship will have a material adverse effect on revenue of the Company.

                  The contracts with network providers generally provide that upon termination of the Agreement, Aetna becomes financially responsible for services rendered by network providers. Although Aetna disputes the Company's termination of the Agreement, the Company believes that its termination of the Agreement was legally valid, thereby terminating its financial responsibility for services provided after June 30, 1999.

                  On July 2, 1999, the federal district court (in the proceedings filed by Aetna in state court and removed to federal court) issued an order requiring that the parties preserve the status quo. Coram intends to advise both Aetna and the district court on July 13, 1999 that, absent reaching an accommodation with Aetna, Coram can no longer agree to pay network providers for services rendered pursuant to the Agreement. Because the payments by Aetna to Coram under the Agreement are substantially less than the costs incurred by Coram for services and related additional infrastructure, the Company does not have the financial capacity to continue to pay network providers for services at the level experienced or projected under the Agreement.

                  Based upon the Company's analysis of information recently supplied by Aetna relating to "leakage" (i.e., payments made by Aetna for home health care services rendered to covered enrollees for which Aetna is seeking to hold the Company financially responsible under the Agreement) and assuming the information provided is correct and the Company does not prevail on its claims in the lawsuits, the Company expects to have incurred substantial losses under the Agreement for services rendered through June 30, 1999. The Company anticipates recording a provision for such losses in the quarter ended June 30, 1999. Further, if the Company does not prevail in its dispute with Aetna and the court determines that the Company is financially responsible for services performed after June 30, 1999 under the Agreement, the Company would expect to incur additional losses, which could be substantial.

                  Absent reaching an accommodation with Aetna, the losses relating to the Agreement, together with any related loss of revenue from Aetna and other customers, will result in the Company's violation of certain financial covenants under the senior credit facility. The Company has discussed the dispute and the related litigation with its senior lenders and intends to seek waivers for compliance with certain financial covenants that will be violated as a result of the litigation and anticipated loss for the quarter ended June 30, 1999. There can be no assurance that the senior lenders will waive compliance with any financial covenants for the June 30, 1999 quarter or will provide other waivers if further covenant violations occur in future quarters.

                  The Company intends to continue to pursue aggressively opportunities in its core home infusion business, Coram Prescription Services Division and Clinical Research and Medical Informatics Division to attempt to diminish the negative impact of the termination of the Agreement.

                  The Company has delivered certain irrevocable letters of credit in the aggregate amount of $14,500,000 to Aetna pursuant to the Agreement to provide security for the payment of network providers under the Agreement. The Company has advised Aetna and the banks that issued such letters of credit that any draw on the letters of credit by Aetna would be wrongful. The Company is seeking a determination in its lawsuit against Aetna that Aetna may not draw under such letters of credit.

                  This Report on Form 8-K contains certain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Coram that are based on the beliefs of management of Coram as well as assumptions made by and information currently available to the management of Coram. The Company's actual results may vary materially from the forward-looking statements made in this report due to important factors such as: history of operating losses and uncertainties associated with future operating results; significant outstanding indebtedness; equity conversion rights held by existing debt holders; limited liquidity; reimbursement-related risks; shifts in the mix of parties that pay for the Company's services; dependence on relationships with third parties; uncertain future liabilities under capitation arrangements; concentration of large payors; industry and competition; timing of or ability to complete acquisitions; government regulation of the home healthcare industry; certain legal proceedings and uncertainties inherent in litigation; dependence on key personnel; recruitment and retention of trained personnel; potential volatility of stock price; New York Stock Exchange listing status; and unanticipated impacts from the Year 2000 issue. See Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998. When used in this report, the words "estimate," "project", "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of Coram with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Coram does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Item 7.           Exhibits.

                  99.1      Form of press release dated June 30, 1999
                            (filed herewith).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CORAM HEALTHCARE CORPORATION



                                            By:  /s/  WENDY L. SIMPSON
                                                 -------------------------------
                                                 Wendy L. Simpson
                                                 Executive Vice President and
                                                 Chief Financial Officer

Dated: July 12, 1999

                                  EXHIBIT INDEX


99.1     Form of press release dated June 30, 1999 (filed herewith).